UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Ave, Suite 1200, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 431-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS.

On December 5, 2012, Pacific Premier Bancorp, Inc. (the “Company”) issued a press release announcing a public offering for up to $30 million of its common stock. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Also, the Company is filing an Investor Presentation, dated December 5, 2012 (“Investor Presentation”), which will be used in presentations to certain potential investors in the public offering of common stock of the Company. A copy of the Investor Presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Notice To Potential Investors

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the above - referenced public offering to which the above - referenced press release and Investor Presentation relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Company’s website at www.ppbi.com. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Raymond James & Associates, Inc., by calling toll-free 1-877-587-7748 or by e-mailing Mark Edwards at mark.edwards@raymondjames.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy the securities described or incorporated herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number

99.1	Press Release, dated December 5, 2012
99.2	Investor Presentation, December 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: December 5, 2012	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release, dated December 5, 2012
99.2	Investor Presentation, December 5, 2012